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                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Bell Atlantic Corporation on this Form S-8, relating to the registration of the Common Stock for the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees), the NYNEX Corporation Savings Plan for Salaried Employees, the Bell Atlantic Savings and Security Plan (Non-Salaried Employees), and the Bell Atlantic Savings Plan for Salaried Employees, of our reports dated February 5, 1997, which include an explanatory paragraph stating that Bell Atlantic Corporation changed its method of accounting for directory publishing revenues and expenses in 1996 and discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," effective August 1, 1994, on our audits of the consolidated financial statements and financial statement schedule of Bell Atlantic Corporation and its subsidiaries as of December 31, 1996 and December 31, 1995, and for each of the three years in the period ended December 31, 1996, which reports are incorporated by reference or included in the Annual Report on Form 10-K of Bell Atlantic Corporation for the year ended December 31, 1996, and of our report dated April 10, 1997 on our audits of the financial statements of the Bell Atlantic Savings Plan for Salaried Employees as of December 31, 1996 and 1995 and for the years then ended, and the accompanying schedule of investments as of December 31, 1996, which report is included in the Annual Report on Form 11-K filed as Exhibit 99a to Form 10-K of Bell Atlantic Corporation for the year ended December 31, 1996, and of our report dated April 10, 1997 on our audits of the financial statements of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) as of December 31, 1996 and 1995 and for the years then ended, and the accompanying schedule of investments as of December 31, 1996, which report is included in the Annual Report on Form 11-K filed as Exhibit 99b to Form 10-K of Bell Atlantic Corporation for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.



/s/ Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, PA  19103
August 15, 1997